Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 0-8251 on Form S-8 of our report dated June 27, 2008 appearing in this Annual Report on Form 11-K of Molson Coors Savings and Investment Plan for the year ended December 31, 2007 and 2006.

/s/ Clifton Gunderson LLP

Denver, Colorado

June 27, 2008